UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (651) 636-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

          The following information is being provided pursuant to Item 2.02. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

          On October 28, 2009, IntriCon Corporation (the “Company”) announced earnings for the quarter and nine months ended September 30, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

          For purposes of Securities and Exchange Commission Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”) in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to Generally Accepted Accounting Principles in the United States of America.

          In addition to disclosing financial measures prepared in accordance with GAAP, the press release and the accompanying tables contain a non-GAAP financial measure which the Company refers to as “pro-forma net income (loss).” The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of net income (loss), the most directly comparable GAAP financial measure, to pro-forma net income (loss) is contained in the press release.

          Pro-forma net income (loss). The Company defines pro-forma income (loss) as GAAP net loss plus stock-based compensation expense, depreciation and amortization, non-recurring acquisition costs and non-recurring bank financing charges. The Company’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s performance by excluding the items mentioned above. The Company assesses operating performance with these amounts included, but also excludes these amounts when considering performance on a non-GAAP basis. The Company’s rationale for such exclusions is as follows:

          Stock-based compensation. The Company excludes non-cash stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use. Stock-based compensation expense is a recurring expense for the Company and is expected to be in the future as the Company has a history of granting stock options and other equity instruments as a means of incentivizing and rewarding its employees.

          Depreciation and Amortization Expense. Depreciation and amortization are non-cash charges that are impacted by the Company’s accounting methods and book value of assets. By excluding these non-cash charges, the Company’s management, together with its investors, are provided with supplemental metrics to evaluate cash earnings, distinguishing performance’s impact on earnings from performance’s impact on cash. Management believes that the review of these supplemental metrics in conjunction with other GAAP metrics, such as capital expenditures, is useful for management and investors in understanding the Company’s business. Depreciation is a recurring expense for the Company and is expected to continue to be in the future as it continues to make further investments in infrastructure through the acquisition of property, plant and equipment.

          Non-recurring Acquisition Costs and Non-recurring Debt Financing Charges. The Company excludes non-recurring acquisition costs and non-recurring debt financing charges that are the result of other, one-time events as one means of measuring operating performance. Included in these expenses are items such as lawyer’s fees, investment banker’s fees, and other professional service fees associated with the Company’s acquisition of Datrix on August 13, 2009. Also included are lawyer’s fees, financing fees and early termination fees associated with the Company’s August 13, 2009 debt financing. These events are non-recurring and arise outside the ordinary course of continuing operations. The Company does not expect these one-time costs to regularly recur in the future, and therefore, by providing this information, the Company believes that its management and investors may more fully understand the financial results of what the Company considers to be organic continuing operations.

Item 7.01.	Regulation FD Disclosure.

          The following information is being provided pursuant to Item 7.01. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Exchange Act.

          The information contained under Item 2.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

          (d)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 28, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

		By:	/s/ Scott Longval

Date:	October 28, 2009		Scott Longval
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 28, 2009.